UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, IN 47708
(Address of principal executive offices, including zip code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁮ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁮ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁮ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁮ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

As described in more detail under the captions "Item 2.06 MATERIAL IMPAIRMENTS" and "Item 8.01 OTHER EVENTS" below, on April 7, 2008, Old National Bancorp (the "Company") issued a press release disclosing information with respect to its provision for loan losses for the quarter ended March 31, 2008 and the reversal of an income tax accrual during that same period.

A copy of the April 7, 2008 press release is being furnished as Exhibit 99.1 to this report.

ITEM 2.06 Material Impairments.

On April 1, 2008, the Company's wholly-owned subsidiary, Old National Bank (the "Bank"), determined that its provision to its allowance for loan losses for the first quarter of 2008 will be $21.9 million. Approximately $17.0 million of the estimated loan loss provision for the first quarter of 2008 is associated with the loan portfolio of one former loan officer of the Bank in its Indianapolis market. The Company conducted an investigation pertaining to certain activities of the former loan officer, including falsified documentation, misconduct and other violations of the Company's lending policies that, combined with other factors, contributed to downgrades of several credits. The investigation did not discover any individual loans to fictitious borrowers; rather, the Company discovered structural issues in loan documents related to the loan officer's conduct that caused the loans to be weaker from a credit perspective than previously determined.

The impairment charge does not include expenditures that may be incurred in connection with the resolution of the impaired loans.

The April 7, 2008 press release is furnished below under Item 7.01 of this current report on Form 8-K.

ITEM 7.01 REGULATION FD DISCLOSURE.

A copy of the Company's press release issued on April 7, 2008 relating to the impairment described in Item 2.06 and the reversal of the income tax accrual described in Item 8.01 is furnished as Exhibit 99.1 to this current report on Form 8-K.

ITEM 8.01 Other Events.

On April 7, 2008, the Company announced that its first quarter 2008 earnings will benefit by approximately $6.6 million as a result of a tax adjustment recorded in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. The tax reversal relates to a recent U.S. Tax Court decision that confirmed that a subsidiary of a bank can deduct the interest expense of tax exempt obligations it has purchased. The time for the Internal Revenue Service to appeal the court ruling expired in the first quarter. Until recently, Old National reported the $6.6 million as a tax liability due to the uncertain tax position.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Old National Bancorp on April 7, 2008.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OLD NATIONAL BANCORP

(Registrant)

By: /s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and Chief Financial Officer

Date: April 7, 2008